UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 18, 2025

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Committee Appointments

On April 24, 2025, Autodesk, Inc. (“Autodesk” or the “Company”) filed a Current Report on Form 8-K disclosing, among other things, that Jeff Epstein and A. Christine (Christie) Simons were appointed to the Company’s Board of Directors (the “Board”), effective immediately following the conclusion of the Company’s 2025 annual meeting of stockholders. At the time of their appointments, the Board had not made a final determination regarding the committees of the Board to which Mr. Epstein and Ms. Simons would be appointed. On June 18, 2025, the Board appointed each of Mr. Epstein and Ms. Simons to the Audit Committee of the Board, effective immediately. The Board has determined that each of Mr. Epstein and Ms. Simons is an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.

Amendment and Restatement of the Company’s 2022 Equity Incentive Plan

As further described in Item 5.07 of this Current Report below, at the 2025 Annual Meeting of Stockholders of the Company held on June 18, 2025 (the “Annual Meeting”), the stockholders of Autodesk voted on and approved the amendment and restatement of the Company’s 2022 Equity Incentive Plan (the "2022 Plan as Amended and Restated").

The terms and conditions of the 2022 Plan as Amended and Restated are described in Autodesk's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 6, 2025. The 2022 Plan as Amended and Restated is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 above is incorporated by reference herein. At the Annual Meeting, the Company elected the following ten individuals to its Board. Each director will serve for the ensuing year and until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew Anagnost	170,772,192	2,765,235	124,047	15,033,309
Stacy J. Smith	146,133,194	25,871,724	1,656,556	15,033,309
Karen Blasing	171,511,650	2,045,670	104,154	15,033,309
John T. Cahill	168,924,255	4,604,898	132,321	15,033,309
Reid French	162,019,334	11,540,457	101,683	15,033,309
Dr. Ayanna Howard	169,944,923	3,616,699	99,852	15,033,309
Blake Irving	151,696,053	21,483,370	482,051	15,033,309
Ram R. Krishnan	171,346,336	2,168,928	146,210	15,033,309
Stephen Milligan	170,752,250	2,792,660	116,564	15,033,309
Rami Rahim	164,436,342	8,586,226	638,906	15,033,309
_______
As previously disclosed, on April 23, 2025, the Board appointed Jeff Epstein and A. Christine (Christie) Simons to the Board, effective immediately following the conclusion of the Annual Meeting.

In addition, the following proposals were voted on and approved at the Annual Meeting.

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.	169,330,158	19,127,944	236,681
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	152,924,867	20,345,812	390,795	15,033,309
Proposal to amend and restate the Company’s 2022 Equity Incentive Plan.	161,559,339	11,627,585	474,550	15,033,309

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Autodesk, Inc. 2022 Equity Incentive Plan As Amended and Restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Ruth Ann Keene
Ruth Ann Keene Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

Date:  June 20, 2025